Exhibit  23.02

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To  the  Board  of  Directors  and  Stockholders
APO  Health,  Inc.
Oceanside,  New  York

We hereby consent to the incorporation by reference in the Form S-8 Registration Statement or our report dated December 3, 2001 relating to the consolidated financial statements of APO Health, Inc. as of September 30, 2001 and for the years ended September 30, 2001 and 1999.



Linder  &  Linder
Certified  Public  Accountants



Dix  Hills,  New  York
September  30,  2002